EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               -------------------

                                                   Nine Months Ended    Three Months Ended
                                                   September 30, 2000   September 30, 2000
                                                   ------------------   ------------------
Earnings before income taxes                            $ 10,658             $  3,806

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                               (179)                 (52)
Dividends from less than 50% owned
   affiliates                                                 69                   13
Fixed charges                                                961                  322
Interest capitalized, net of amortization                      6                    2
                                                        --------             --------

Earnings available for fixed charges                    $ 11,515             $  4,091
                                                        ========             ========

Fixed charges:
Interest incurred:
   Consumer products                                    $    761             $    253
   Financial services                                         83                   30
                                                        --------             --------

                                                             844                  283

Portion of rent expense deemed to represent
   interest factor                                           117                   39
                                                        --------             --------

Fixed charges                                           $    961             $    322
                                                        ========             ========

Ratio of earnings to fixed charges                          12.0                 12.7
                                                        ========             ========

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                               ------------------

                                                   Years Ended December 31,
                             --------------------------------------------------------------------

                               1999           1998           1997           1996           1995
                             --------       --------       --------       --------       --------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                   $ 12,695       $  9,087       $ 10,611       $ 10,683       $  9,347

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates              (197)          (195)          (207)          (227)          (246)
Dividends from less
   than 50% owned
   affiliates                      56             70            138            160            202
Fixed charges                   1,363          1,386          1,438          1,421          1,495
Interest capitalized,
   net of amortization             (2)            (5)           (16)            13              2
                             --------       --------       --------       --------       --------

Earnings available for
   fixed charges             $ 13,915       $ 10,343       $ 11,964       $ 12,050       $ 10,800
                             ========       ========       ========       ========       ========

Fixed charges:
Interest incurred:
   Consumer products         $  1,118       $  1,166       $  1,224       $  1,197       $  1,281
   Financial services              89             77             67             81             84
                             --------       --------       --------       --------       --------

                                1,207          1,243          1,291          1,278          1,365
Portion of rent expense
   deemed to represent
   interest factor                156            143            147            143            130
                             --------       --------       --------       --------       --------

Fixed charges                $  1,363       $  1,386       $  1,438       $  1,421       $  1,495
                             ========       ========       ========       ========       ========
Ratio of earnings to
   fixed charges                 10.2            7.5            8.3            8.5            7.2
                             ========       ========       ========       ========       ========